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                                                                       EXHIBIT 5
                                                                       ---------

                                   AGREEMENT

               In accordance with Reg. S. 13d-1(f)(1), each of the undersigned hereby agrees that Hutchison Whampoa Limited shall file on behalf of each of them this Amendment No. 1 to Schedule 13D relating to the Common Stock, $0.008 par value, in priceline.com Incorporated, to which this Agreement is an Exhibit and such statements and amendments thereto as may be required to be filed with the United States Securities and Exchange Commission.

     Dated: June 8, 2001

                              FOR AND ON BEHALF OF
                              HUTCHISON WHAMPOA LIMITED


                              By:  /s/ Susan Chow
                                   --------------------------
                                   Name: Susan Chow
                                   Title: Director


                              FOR AND ON BEHALF OF
                              ULTIMATE PIONEER LIMITED


                              By:  /s/ Susan Chow
                                   --------------------------
                                   Name: Susan Chow
                                   Title: Director


                              FOR AND ON BEHALF OF
                              POTTON RESOURCES LIMITED


                              By:  /s/ Ip Tak Chuen, Edmond
                                   --------------------------
                                   Name: Ip Tak Chuen, Edmond
                                   Title: Director